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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-38777 of Getty Images, Inc. on Form S-4 of our report dated August 12, 1997 (September 16, 1997, as to Note 1) appearing in the Prospectus, which is part of this Registration Statement, as amended.



    We also consent to the reference to us under the headings "Selected Consolidated Financial Data of PhotoDisc" and "Experts" in such Prospectus.



                                          Deloitte & Touche LLP



Seattle, Washington
December 22, 1997